SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

APOGENT TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Filed by Registrant
(Name of Person(s) Filing Proxy Statement,
if Other than Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

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4)	Date Filed:

Filed by Apogent Technologies Inc.
Pursuant to Rule 14a-6
Under the Securities Exchange Act of 1934
Subject Company: Apogent Technologies Inc.
Commission File No. 1-11091

     This filing relates to the planned merger (the “Merger”) between Fisher Scientific International Inc. (“Fisher Scientific”) and Apogent Technologies Inc. (“Apogent”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of March 17, 2004, as amended on April 16, 2004 (the “Merger Agreement”), by and among Fisher Scientific, Fox Merger Corporation and Apogent. Fisher Scientific has filed a registration statement on Form S-4 (SEC File No. 333-114548) with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher Scientific’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the Merger. The Merger Agreement is contained in the definitive joint proxy statement/prospectus, is on file with the SEC as an exhibit to the Current Report on Form 8-K, filed by Apogent on April 19, 2004, and is incorporated by reference into this filing.

     On May 21, 2004 Apogent and Fisher Scientific disseminated the following press release regarding the expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act in connection with Merger:

NEWS RELEASE

Fisher Media Contact: Gia L. Oei, 603-929-2489 E-mail: Gia.Oei@nh.fishersci.com	Apogent Contact: Rob Anderson, 603-334-1485 E-mail: randerson@apogent.com

Fisher Investor Contact:
Carolyn Miller, 603-929-2381
E-mail: Carolyn.Miller@nh.fishersci.com

Fisher Scientific and Apogent Announce Expiration of
Waiting Period under Hart-Scott-Rodino

     HAMPTON and PORTSMOUTH, N.H., May 21, 2004 — Fisher Scientific International Inc. (NYSE: FSH) and Apogent Technologies Inc. (NYSE: AOT) today announced the expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act in connection with the previously announced merger of the two companies. The expiration of the waiting period means that the Federal Trade Commission has closed its investigation of the proposed merger and the requirements of the Hart-Scott-Rodino Act have been satisfied. Fisher

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expects to receive regulatory approvals from other countries, where necessary to close the transaction, in the next few weeks.

     Fisher and Apogent intend to mail their joint proxy statement/prospectus for the merger during the week of May 24 to their stockholders of record on May 14. Fisher and Apogent intend to hold meetings of stockholders on June 28. Fisher’s meeting will also serve as its annual meeting of stockholders. The transaction is expected to close on or about July 1.

     Fisher Scientific’s financial projections for the transaction remain unchanged.

About Fisher Scientific International Inc.

     As a world leader in serving science, Fisher Scientific International Inc. (NYSE: FSH) offers more than 600,000 products and services to more than 350,000 customers located in approximately 145 countries. Fisher’s customers include pharmaceutical and biotech companies; colleges and universities; medical-research institutions; hospitals and reference labs; quality-control, process-control and R&D labs in various industries; as well as government and first responders. As a result of its broad product offering, electronic-commerce capabilities and integrated global logistics network, Fisher serves as a one-stop source of products, services and global solutions for its customers. The company primarily serves the scientific-research, clinical-laboratory and safety markets. Additional information about Fisher is available on the company’s Web site at www.fisherscientific.com.

About Apogent Technologies Inc.

     Apogent is a diversified worldwide leader in the design, manufacture, and sale of laboratory and life-science products essential for healthcare diagnostics and scientific research. Apogent’s companies are divided into two business segments for financial reporting purposes: Clinical Group and Research Group.

Forward-looking Statements

     This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Fisher’s and Apogent’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include (1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the merger; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the merger may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the merger; and (6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed by Fisher and Apogent. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Fisher and Apogent. Fisher and Apogent assume no obligation and expressly disclaim any duty to update information contained in this news release except as required by law.

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Additional Information About the Merger and Where to Find it

     In connection with the proposed merger, Fisher Scientific and Apogent Technologies have filed relevant materials with the SEC, including a registration statement that contains a prospectus and a joint proxy statement. Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Fisher, Apogent and the merger. Investors and security holders may obtain these documents (and any other documents filed by Fisher or Apogent with the SEC) free of charge at the SEC’s Web site at www.sec.gov. In addition, the documents filed with the SEC by Fisher may be obtained free of charge by directing such request to: Corporate Secretary, 1 Liberty Lane, Hampton, NH 03842, or from Fisher’s Web site at www.fisherscientific.com. The documents filed with the SEC by Apogent may be obtained free of charge by directing such request to: Director of Investor Relations, 30 Penhallow Street, Portsmouth, NH 03801, or from Apogent’s Web site at www.apogent.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

     Fisher, Apogent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Fisher and Apogent in favor of the merger. Information about the executive officers and directors of Fisher and their ownership of Fisher common stock is set forth in the Form 10-K/A filed with the SEC on May 13, 2004. Information about the executive officers and directors of Apogent and their ownership of Apogent common stock is set forth in the proxy statement for Apogent’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on Dec. 23, 2003. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Fisher, Apogent and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger.

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